                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 THE DIAL CORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                  F.G. EMERSON
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                THE DIAL CORP
                                ------------
                                  DIAL TOWER

                         PHOENIX, ARIZONA 85077-1424


JOHN W. TEETS
Chairman, President and
  Chief Executive Officer

                                                                   April 1, 1995
Dear Stockholder:

     Your 1995 Annual Meeting will be held on Tuesday, May 9, at 9:00 a.m., in the Ballroom of The Ritz-Carlton Phoenix, 2401 East Camelback Road, Phoenix, Arizona. As the meeting will begin promptly at 9:00 a.m., please plan to arrive earlier. The formal notice of the meeting follows on the next page.

     No admission tickets or other credentials will be required for attendance at the meeting. You may use the hotel's free valet parking, and, for your convenience, arrangements have been made with the hotel to have the gratuity charged to the Corporation. If you use this valet service, please notify the valet that you are attending The Dial Corp stockholders' meeting.

     Directors and officers will be present preceding and following the meeting to talk with stockholders. During the meeting there will be an opportunity for stockholder questions regarding the affairs of the Corporation and for discussion of the business to be considered at the meeting as explained in the notice and Proxy Statement which follow.

     IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                             Sincerely,

                                             /S/ JOHN W. TEETS

                                THE DIAL CORP
                                ------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                                                   April 1, 1995

To the Holders of Common Stock of
The Dial Corp:


     The Annual Meeting of Stockholders of The Dial Corp, a Delaware corporation, will be held in the Ballroom of The Ritz-Carlton Phoenix, 2401 East Camelback Road, Phoenix, Arizona 85016, on Tuesday, May 9, 1995, at 9:00 a.m., Mountain Standard Time, for the purpose of considering and voting upon:

     1. Election of directors of the Corporation as set forth in the attached Proxy Statement; and

     2. Ratification of the appointment of Deloitte & Touche LLP to audit the accounts of the Corporation for the year 1995; and

     3. Any other matters which may properly come before the meeting and any adjournment or adjournments thereof.

     Only stockholders of record of Common Stock at the close of business March 10, 1995, are entitled to receive notice of and to vote at the meeting. A list of the stockholders entitled to vote will be available for examination by any stockholder, for any purpose germane to the meeting, during the time of the meeting, and for ten days prior to the meeting at the principal executive offices of the Corporation, Dial Tower, 1850 North Central Avenue, Phoenix, Arizona.

     The Annual Report for the year 1994, including financial statements, was mailed to stockholders under separate cover beginning March 28, 1995, or before.

     To assure your representation at the meeting, please vote, sign and mail the enclosed proxy, which is being solicited on behalf of the Board of Directors, as soon as possible. If your registered address is in the United States, a return envelope which requires no postage if mailed in the United States is enclosed for that purpose.

                                             FREDERICK G. EMERSON
                                             Vice President and Secretary



                                 -------------------------------
                                            PLEASE VOTE
                                      YOUR VOTE IS IMPORTANT
                                 -------------------------------

                               PROXY STATEMENT
                                      OF
                                THE DIAL CORP
                                ------------

                                  DIAL TOWER
                         PHOENIX, ARIZONA 85077-1424

                         (First Mailed April 1, 1995)
                             GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors for the 1995 Annual Meeting of Stockholders of the Corporation. The cost of soliciting proxies will be borne by the Corporation. Solicitation will be made primarily through the use of the mails, but regular employees of the Corporation may solicit proxies personally, by telephone or telegram. The Corporation has retained Georgeson & Company Inc. to assist it in connection with the solicitation at an estimated fee of $9,500 plus out-of-pocket expenses. The Corporation will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares. The enclosed proxy, if properly executed and returned, will be voted according to its specifications but may be revoked at any time before it is voted by giving notice in writing to the Secretary of the Corporation or by voting in person at the meeting. The election inspectors will treat abstentions or a withholding of authority as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. If a stockholder is a participant in the Corporation's Stockholder Dividend Reinvestment Plan, the proxy represents the number of shares in the dividend reinvestment plan account, as well as shares registered in the participant's name. If a stockholder is a participant in an Employees' 401K Plan of the Corporation or one of its subsidiaries (401K Plan) and/or The Dial Corp Employees' Stock Ownership Plan Trust (ESOP), the proxy will serve as a voting instruction to the respective Trustee. In a 401K Plan, if no voting instructions are received, the Trustee will vote those shares in accordance with the majority of such shares for which instructions were received; but in the ESOP Plan, if no voting instructions are received, such shares will not be voted.

     Only stockholders of record of Common Stock as of the close of business on the record date, March 10, 1995, will be eligible to vote at the meeting. The number of shares of Common Stock then outstanding was 92,850,923 shares. Each outstanding share will be entitled to one vote. For those proposals for which no directions are given, the proxy will be voted "for" the election of the directors set forth herein and in accordance with the recommendations of the Board of Directors or the best judgment of the proxy holders on other proposals. To be elected, each director must receive the affirmative vote of the holders of a plurality of the shares voting. Approval of the other proposal requires the affirmative vote of a majority of the shares voting on such proposal.

                     BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors holds regular quarterly meetings and held four meetings during 1994. It has established the following committees of certain of its members to deal with particular areas of responsibility:

     1. The Executive Committee, which held six meetings during 1994, exercises all the powers of the Board in the management of the business and affairs of the Corporation, except as limited by Delaware law, when the Board is not in session.

     2. The Audit Committee, which met three times in 1994, recommends appointment of the Corporation's independent public accountants and reviews audit reports, accounting policies, financial statements, internal auditing reports, internal controls, audit fees, and certain officer expenses; all members of this Committee are nonemployee directors.

     3. The Executive Compensation Committee which met five times in 1994, reviews, for recommendation to the Board, salaries and other compensation awards under various compensation plans, and approves salaries and compensation of executive officers and also approves grants under the Corporation's incentive stock plans (see the "Executive Compensation Committee Report" below); all members of this Committee are nonemployee directors.

     4. The Nominating Committee, which met two times in 1994, is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and proposing candidates to fill any vacancies on the Board; all members of this Committee are nonemployee directors. The Committee will consider candidates for Board membership proposed by stockholders who have complied with the procedures described under the caption below entitled "Submission of Stockholder Proposals and Other Information."

     Directors who are not employees of the Corporation receive an annual retainer of $32,900; they also receive a fee of $2,400 for each Board of Directors meeting attended and for each Audit, Executive, Executive Compensation, and Nominating Committee meeting attended, except that a fee of $2,750 per meeting is received for each committee meeting attended not in conjunction with a meeting of the Board. Each nonemployee member of the Executive Committee also receives an annual retainer of $5,700.

     Nonemployee directors may elect to participate in the Deferred Compensation Plan for Directors of the Corporation under which payment of part or all of their directors' fees and retainers is deferred. This

Plan provides participants with the option to defer their compensation in the form of stock units related to the price of the Corporation's Common Stock, as well as the option to defer in the form of cash. Messrs. Gossage, Hay, Reichert and Young are active participants in this Plan. Such accumulated compensation plus interest thereon at the long-term medium-quality bond rate for cash accounts or dividend equivalents for stock units accounts, as the case may be, are payable to the director or to the director's estate or beneficiary, over such period as may be designated, upon termination as a director.

     Pursuant to the Directors' Retirement Benefit Plan, directors may receive retirement benefits for a period of ten years, such benefits ranging from 15% to 100% of the annual retainer at retirement, based on their years of service ranging from four to ten years; in the event of a change in control of the Corporation, the years of service are accelerated to ten. Pursuant to the 1992 Stock Incentive Plan, 4,800 nonqualified options to purchase Common Stock were issued to each director during August of 1994, at $23.00, the average market price on the day of issue. The Corporation also provides directors with accidental death and dismemberment insurance benefits of $300,000 and, in addition, travel accident insurance benefits of $250,000 when traveling on the Corporation's business.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Corporation consists of 10 persons divided into three classes. At each annual meeting the term of one class of directors expires and persons are elected to that class for terms of three years.

     The persons appointed in the enclosed proxy intend to vote at the Annual Meeting, and any adjournment or adjournments thereof, for the election of the nominees for directors whose names appear below, for the term indicated or until their respective successors have been elected and have qualified, or in the event of disqualification, refusal or inability of any of them to serve, for the election of such other persons as they believe will carry on the present policies of the Corporation. Each of the nominees has agreed to serve if elected.

                               DIRECTOR NOMINEES

     The information regarding the director nominees has been furnished by such nominees and is set forth below:

                                    Principal Occupation,                 Year First       Common Shares
   Name                          Other Directorships and Age                Elected            Owned
   ----                          ---------------------------              ----------       -------------
For Terms Expiring at the 1998 Annual Meeting

Joe T. Ford -.........   Chairman and Chief Executive Officer and a           1991              8,000
                         director of ALLTEL Corporation, a
                         telecommunications and information services
                         company. Age 57.

Jess Hay -............   Chairman, Texas Foundation for Higher Education.     1981              2,000
                         Retired Chairman and Chief Executive Officer and
                         currently a director of Lomas Financial
                         Corporation, a financial services company, and
                         retired Chairman and Chief Executive Officer of
                         Lomas Mortgage USA, Inc. Also a director of
                         Exxon Corporation, Southwestern Bell
                         Corporation, and Trinity Industries, Inc., a
                         manufacturer of industrial metal products. Age 64.


Linda Johnson Rice -..   President and Chief Operating Officer and a          1992              3,000
                         director of Johnson Publishing Company, Inc.,
                         publisher of Ebony and other magazines. Also a
                         director of Bausch & Lomb, a producer of global
                         health care and optics products, and Bank of
                         America Illinois. Age 36.

A. Thomas Young ++-..    President and Chief Operating Officer and a          1991              2,000
                         director of Martin Marietta Corporation, a
                         manufacturer and designer of aerospace products
                         and systems, and an information services and
                         energy company. Also a director of Cooper
                         Industries, Inc., a diversified manufacturer of
                         electrical, hardware, automotive and petroleum
                         products. Age 56.

                         DIRECTORS CONTINUING IN OFFICE

     The information regarding the directors continuing in office has been furnished by such directors and is set forth below:

                                   Principal Occupation,                   Year First       Common Shares
     Name                       Other Directorships and Age                 Elected             Owned
     ----                       ---------------------------                ----------        ------------
Terms Expiring at the 1997 Annual Meeting

Thomas L. Gossage ++...  Chairman, President and Chief Executive Officer      1993               2,000
                         and a director of Hercules Incorporated, a
                         worldwide producer of chemicals and related
                         products and solid fuel systems for aerospace
                         applications. Also a director of Wilmington Trust
                         Corporation, the U.S. - Russia Business Council
                         and Chemical Manufacturers Association. Age 60.

Dennis C. Stanfill *+..  Senior Advisor, Credit Lyonnais, a global bank,      1981               7,000
                         and prior thereto was: Co-Chairman and Co-Chief
                         Executive Officer of Metro-Goldwyn-Mayer Inc.;
                         Chairman or President of AME, Inc., a video post
                         production company; and President and a principal
                         stockholder of Stanfill Bowen & Co., Inc., a
                         private investment and venture capital firm. Age 67.


John W. Teets*........   Chairman, President and Chief Executive Officer      1980             703,236
                         of the Corporation. Also a director of The Finova
                         Group Inc., a financial services company. Age 61.

                                   Principal Occupation,               Year First Common Shares
        Name                    Other Directorships and Age             Elected       Owned
---------------------------------------------------------------------- ---------- -------------
Terms Expiring at the 1996 Annual Meeting

Donald E. Guinn++.... Chairman Emeritus and a director of Pacific         1986         1,000
                     Telesis Group, a telecommunications holding
                     company, and Chairman Emeritus and a director of
                     Pacific Bell. Also a director of Brunswick
                     Corporation, a leader in marine power, pleasure
                     boating and recreation products and services,
                     Pacific Mutual Life Insurance Company, and
                     BankAmerica Corporation and its subsidiary, Bank
                     of America, NT&SA. Age 62.

Judith K. Hofer*+.... President and Chief Executive Officer of Meier &    1984         4,528
                     Frank, a retail department store division of The
                     May Department Stores Company. Also a director of
                     Key Bank of Oregon. Age 55.

Jack F. Reichert*+... Chairman, President and Chief Executive Officer     1984         1,000
                     and a director of Brunswick Corporation, a leader
                     in marine power, pleasure boating and recreation
                     products and services. Also a director of First
                     Chicago Corporation and its subsidiary, The First
                     National Bank of Chicago; Trustee, Carroll
                     College; Member, University of Chicago Graduate
                     School of Business Advisory Council. Age 64.

---------------
- Member of Audit Committee

* Member of Executive Committee

+ Member of Executive Compensation Committee

++ Member of Nominating Committee

                   OWNERSHIP OF THE CORPORATION'S SECURITIES

     The following table sets forth certain information at March 15, 1995, regarding those persons known to the Corporation to be the beneficial owners of more than 5% of the Corporation's outstanding Common Stock and the beneficial ownership, as defined by the Securities and Exchange Commission (SEC), of such Common Stock by all directors and executive officers of the Corporation individually and as a group:

CERTAIN BENEFICIAL OWNERS

                                                             Amount of
                                                            Beneficial         Percent
          Name and Address                                  Ownership          of Class
          ----------------                                  ----------         --------
    First Interstate Bank of Arizona, N.A.,                 6,798,358 1          7.3
      Trustee of The Dial Corp Employee Equity Trust
    P. O. Box 53434
    Phoenix, Arizona 85072-3434

---------------
1 The ownership information set forth herein is as of January 1, 1995, and is based in its entirety on material provided by First Interstate Bank of Arizona, N.A., as Trustee for The Dial Corp Employee Equity Trust. First Interstate Bank of Arizona, N.A. has disclaimed beneficial ownership of the shares of stock in the Trust. Shares are periodically allocated and released from the Trust to satisfy benefit funding requirements under certain of the Corporation's compensation and benefit plans (Plans). The Trust's shares will be voted, under confidential voting procedures, in the same proportion as the voting instructions received from such Plans' participants with respect to the Corporation's Common Stock allocated to such participants' accounts. Unallocated shares held in the Trust are voted in the same proportions as the shares for which instructions have been received.

DIRECTORS AND EXECUTIVE OFFICERS

                                                                   Amount of
                                                                   Beneficial              Percent
         Name                                                      Ownership 1             of Class
         ----                                                      -----------             --------
    William L. Anthony                                                 58,949                 *
    Robert H. Bohannon                                                 28,546                 *
    Frederick G. Emerson                                               86,168                 *
    Joe T. Ford                                                        21,568                 *
    Thomas L. Gossage                                                   4,900                 *
    John E. Greenwell                                                  20,439                 *
    Donald E. Guinn                                                    23,020                 *
    Jess Hay                                                           24,020                 *
    Judith K. Hofer                                                    19,090                 *
    Joan F. Ingalls                                                    73,999                 *
    L. Gene Lemon                                                     392,264                 *
    Frederick J. Martin                                               140,104                 *
    Ronald G. Nelson                                                  101,094                 *
    Andrew S. Patti                                                   366,985                 *
    Jack F. Reichert                                                   23,020                 *
    Linda Johnson Rice                                                 16,700                 *
    Norton D. Rittmaster                                              149,466                 *
    Mark R. Shook                                                      58,381                 *
    Dennis C. Stanfill                                                 22,804                 *
    Richard C. Stephan                                                218,523                 *
    John W. Teets                                                   1,880,392                2.0
    A. Thomas Young                                                    15,568                 *
    All Directors and Executive Officers as a Group                 3,746,000                4.0
         (22 persons)

---------------
1 Includes 2,279,780 shares of Common Stock with respect to which all the above directors and executive officers as a group have the right to acquire ownership within 60 calendar days through the exercise of stock options granted under the Corporation's stock option plans.

* Less than one percent.

     The Corporation's management understands the importance of aligning the financial interests of its officer group with those of stockholders. Accordingly, the Corporation has established specific guidelines relating to the minimum amount of stock officers should own on a direct basis, meaning stock which is at risk in the market, not simply held under option.

     The Corporation's guidelines call for the officer group to own stock which has a value within a range of one and one-half to five times that individual's annual salary, depending on his or her level of compensation as discussed in the Executive Compensation Committee Report which follows. Most of these officers have reached their goals and the remainder are continuing to invest towards achieving their goals.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation received for the years 1992-1994 by each of the Corporation's five most highly compensated executive officers in 1994:

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                          ---------------------------------------
                                                                                    Awards
                                     ANNUAL COMPENSATION                  --------------------------     Payouts
                        ----------------------------------------------                    Securities    ---------
                                                          Other Annual     Restricted     Underlying    Long-Term     All Other
      Name and                                            Compensation    Stock Awards     Options      Incentive    Compensation
 Principal Position     Year    Salary($)    Bonus($)         ($) 1           ($) 2          (#) 3      Payouts($)       ($) 4
---------------------   ----    ---------    ---------    ------------    ------------    ----------    ---------    ------------
John W. Teets           1994    1,199,000 5  1,144,000        51,061        3,468,052 6     150,000     1,847,000       30,000
 Chairman, President,   1993    1,150,333    1,173,300       717,412                0       187,200     1,714,900       30,000
 and CEO                1992    1,099,333    1,121,300       518,333                0       163,400            0        30,000

L. Gene Lemon           1994      366,500      208,000        28,802          641,039 6      37,000      471,000        28,486
 Vice President and     1993      346,833      265,300       129,078                0        37,400      437,600        10,405
 General Counsel        1992      326,000      249,400        92,931                0        40,800            0         9,780

Frederick J. Martin     1994      309,200      215,700        21,687          420,097 6      33,200      253,200         6,198
 President of Dobbs     1993      288,000      188,100        78,403                0        24,600      312,100         6,866
 International          1992      275,000      225,200        54,561                0        22,800      362,300         6,866
   Services, Inc.

Andrew S. Patti         1994      388,633      287,000        33,487          693,094 6      49,700      502,400        11,659
 President and COO of   1993      367,653      281,300       141,392                0        39,600      619,300        11,049
 Consumer Products      1992      346,890      291,900       100,019                0        43,200      568,600        10,407
   Group

Norton D. Rittmaster    1994      222,882 7    275,000        23,209          343,585 6      19,900            0         6,686
 Chairman and CEO of    1993      209,021      235,000        70,590                0        17,800            0         6,278
 GES Exposition
 Services, Inc.         1992      200,735      256,000        53,439                0        16,400            0         6,022


---------------
1 Amounts shown represent financial counseling services, medical premiums, automobile usage, and other benefits paid during 1994. 1993 and 1992 amounts shown represent a gross-up of the taxes due on the lapse of restrictions on restricted stock.

2 Dividends are paid on restricted stock and performance based stock at the same rate as paid to all stockholders. On December 31, 1994, the following persons held the following amounts of restricted stock and performance based stock, respectively, valued at then current market values: John W. Teets, 404,299 shares at $8,591,354; L. Gene Lemon, 80,152 shares at $1,703,230; Frederick J. Martin, 57,425 shares at $1,220,281; Andrew S. Patti, 91,100 shares at $1,935,875; and Norton D. Rittmaster, 40,063 shares at $851,339.

3 As adjusted for a two-for-one stock split effective July 1, 1994.

4 Amounts represent payments under the 401K Plan and the Supplemental TRIM Plan.

5 Includes payments under an employment agreement, as amended, expiring three years after notice by the Corporation of termination, providing for an annual salary of $1,223,000, effective September 1, 1994.

6 Amounts shown represent awards of restricted stock on August 12, 1994, to provide a tax benefit to the Corporation while also providing an incentive to the named executive officers to delay receipt of previously granted restricted stock in a trust until retirement, in the following amounts: John W. Teets, 154,565 shares; L. Gene Lemon, 28,570 shares; Frederick J. Martin, 18,723 shares; Andrew S. Patti, 30,890 shares; and Norton D. Rittmaster, 15,313 shares.

7 Paid under an employment agreement, as amended, which may be terminated at the end of each calendar year upon written notice, providing for an annual salary of $235,000.

                              STOCK OPTION GRANTS

     The following table sets forth information on stock option grants to each of the five most highly compensated executive officers of the Corporation for 1994. The amounts shown for each executive officer as potential realizable values are based on assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the options, which would result in stock prices of $37.46 and $59.66, respectively. The amounts shown as potential realizable values for all stockholders represent the corresponding increases in the market value of the 92,789,100 outstanding shares of the Corporation's Common Stock held by all stockholders as of January 1, 1995, at the 1994 year-end closing price of $21.25, which would total approximately $1.24 billion and $3.14 billion, respectively. THESE POTENTIAL REALIZABLE VALUES ARE BASED SOLELY ON ASSUMED RATES OF APPRECIATION REQUIRED BY APPLICABLE SEC REGULATIONS. ACTUAL GAINS, IF ANY, ON OPTION EXERCISES AND COMMON STOCKHOLDINGS ARE DEPENDENT ON THE FUTURE PERFORMANCE OF THE CORPORATION'S COMMON STOCK AND OVERALL STOCK MARKET CONDITIONS. THERE CAN BE NO ASSURANCE THAT THE POTENTIAL REALIZABLE VALUES SHOWN IN THIS TABLE WILL BE ACHIEVED.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   Potential Realizable
                                        Individual Grants                            Value at Assumed
                          --------------------------------------------------         Annual Rates of
                           Number of     % of Total                               Stock Price Appreciation
                          Securities      Options                                     for Option Term
                          Underlying     Granted to   Exercise                  -----------------------------
                            Options      Employees     Price      Expiration         5%              10%
     Name                 Granted(#)1    Last Year    ($/Share)      Date            ($)             ($)
     ----                 -----------    ---------    --------    ----------    -------------   -------------
John W. Teets               150,000        10.66        23.00        8/17/04        2,169,686       5,498,411

L. Gene Lemon                37,000         2.63        23.00        8/17/04          535,189       1,356,275

Frederick J. Martin          33,200         2.36        23.00        8/17/04          480,224       1,216,982

Andrew S. Patti              49,700         3.53        23.00        8/17/04          718,889       1,821,807

Norton D. Rittmaster         19,900         1.41        23.00        8/17/04          287,845         729,456

ALL STOCKHOLDERS'               N/A          N/A          N/A            N/A     1.24 BILLION    3.14 BILLION
  STOCK PRICE
  APPRECIATION

---------------
1 The exercise prices are the fair market value of the Corporation's Common
  Stock on the grant date. Fifty percent of options are exercisable one year after grant and the balance are exercisable two years after grant; and each option contains the right to surrender the option for cash, which right is exercisable only during certain tender offers. The exercise price may be paid by delivery of already owned shares, and tax withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

                  AGGREGATED STOCK OPTION EXERCISES AND VALUES

     The following table sets forth information on aggregated stock option exercises for 1994, number of unexercised options at 1994 year-end (exercisable/unexercisable), and 1994 year-end values (exercisable/unexercisable) for each of the five most highly compensated executive officers of the Corporation. THE AMOUNTS SET FORTH IN THE TWO COLUMNS RELATING TO UNEXERCISED OPTIONS, UNLIKE THE AMOUNTS SET FORTH IN THE COLUMN HEADED "VALUE REALIZED," HAVE NOT BEEN, AND MIGHT NEVER BE, REALIZED. THE UNDERLYING OPTIONS MIGHT NOT BE EXERCISED; AND ACTUAL GAINS ON EXERCISE, IF ANY, WILL DEPEND ON THE VALUE OF THE CORPORATION'S COMMON STOCK ON THE DATE OF EXERCISE. THERE CAN BE NO ASSURANCE THAT THESE VALUES WILL BE REALIZED.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                             Number of Securities
                                                                  Underlying         Value of Unexercised
                                                             Unexercised Options     In-the-Money Options
                                Shares                           at FY-End(#)            at FY-End($)
                             Acquired on        Value            Exercisable/            Exercisable/
     Name                    Exercise(#)     Realized($)        Unexercisable           Unexercisable 1
     ----                   ------------    -----------     --------------------    --------------------
John W. Teets                        0               0        1,083,556   243,600    7,277,278    128,700

L. Gene Lemon                    3,976          47,493          228,740    55,700    1,466,155     51,425

Frederick J. Martin                  0               0           45,538    45,500      154,782     16,913

Andrew S. Patti                      0               0          150,262    69,500      758,051     27,225

Norton D. Rittmaster                 0               0           73,540    28,800      452,497     12,238

---------------
1 The closing price of the Corporation's Common Stock on December 30, 1994 was
  $21.25. The information shown reflects options accumulated over periods of up to nine years.

              LONG-TERM INCENTIVE PLAN GRANTS AND ESTIMATED PAYOUTS

     The following table sets forth information on Performance Unit Incentive Plan grants and Performance Based Stock grants for 1994 and the performance period until payout and, for the Performance Unit Incentive Plan, the estimated ranges of the payout under the Plan, for each of the five most highly compensated executive officers of the Corporation:

                  LONG-TERM INCENTIVE PLAN AWARDS IN LAST YEAR

                                                                          Estimated Future Payouts
                                                Performance           Under Non-Stock Price Based Plans
                                   Number         Period          -----------------------------------------
                                     of            Until          Threshold        Target          Maximum
     Name                          Units          Payout          (# Units)       (# Units)       (# Units)
     ----                         ------       -----------       ---------       ---------       ---------
John W. Teets                      40,7601        3 years           10,190          40,760          81,520
                                   50,0002        3 years               --              --              --

L. Gene Lemon                      10,7201        3 years            2,680          10,720          21,440
                                   13,2002        3 years               --              --              --

Frederick J. Martin                 7,4001        3 years            1,850           7,400          14,800
                                   10,6002        3 years               --              --              --

Andrew S. Patti                    11,3601        3 years            2,840          11,360          22,720
                                   15,7002        3 years               --              --              --

Norton D. Rittmaster                5,7002        3 years               --              --              --

---------------
1 Granted pursuant to the Performance Unit Incentive Plan, under which the assumed value of the units awarded is equal to $21.84 which was the price of the Corporation's Common Stock on the initial date of grant. The value of the units for any payment of an award is based on the average price of the stock during the month following the performance period. The closing price of the Corporation's Common Stock on December 31, 1994 was $21.25. Payouts of awards are dependent upon achievement of return on equity and income targets which are established at the beginning of the performance period.

2 Performance Based Stock granted under the 1992 Stock Incentive Plan is earned only if total stockholder return performance targets are met or exceeded relative to the two stock indices set forth in the Performance Graph shown on pages 23 and 24.

                 EXECUTIVE SEVERANCE AND EMPLOYMENT AGREEMENTS

     The Corporation has entered into executive severance agreements with Messrs. Teets and Lemon providing that if their employment terminates for any reason (other than because of death, disability, or normal retirement) within 18 months after a change in control of the Corporation, then they shall receive severance compensation. The maximum amounts the agreements provide for consist of a lump sum payment of three times such executive officer's highest salary, incentive plan payments and fringe benefits and also provide a tax gross-up feature, so that such executive officers do not have to pay excise taxes imposed by the Internal Revenue Code on payments made pursuant to the agreement. Benefits paid are reduced by other severance benefits paid by the Corporation, but shall not be offset by any other amounts. Such executive officers will also be credited with years of service equal to the greater of the number needed to assure vesting under the retirement plans or the number of year's salary paid under the severance plan.

     The Corporation has also entered into executive severance agreements with Messrs. Martin, Patti, and Rittmaster, which provide benefits similar to those in the agreements described above, except that if employment terminates involuntarily or they leave for a good reason (as defined) they would receive three times their salary, incentive payments and fringe benefits, and if employment terminates because they leave voluntarily during the 30-day period following the first anniversary of the change in control, they would receive two times such compensation.

                                 PENSION PLANS

     The following table shows estimated annual retirement benefits payable to a covered participant who retires at age 65 or later for the years of service and remuneration level indicated, under The Dial Companies Retirement Income Plan and the schedule of the Supplemental Pension Plan which prevents the loss of pension benefits otherwise payable except for the limitations of Section 415 of the Internal Revenue Code. The remuneration covered by the Retirement Plan is annual salary and annual bonus, as reported in the summary compensation table above. The final remuneration will be calculated on the basis of the average of participant's last five years of covered remuneration prior to retirement.

                             PENSION PLAN TABLE 1,2

                                 Years of Service 3
                 --------------------------------------------------
Remuneration        15           20            25           304
------------     --------    ----------    ----------    ----------
    125,000        30,989        41,319        51,649        61,978
    150,000        37,552        50,069        62,586        75,103
    175,000        44,114        58,819        73,524        88,228
    200,000        50,677        67,569        84,461       101,353
    225,000        57,239        76,319        95,399       114,478
    250,000        63,802        85,069       106,336       127,603
    300,000        76,927       102,569       128,211       153,853
    400,000       103,177       137,569       171,961       206,353
    500,000       129,427       172,569       215,711       258,853
    600,000       155,677       207,569       259,461       311,353
    700,000       181,927       242,569       303,211       363,853
    800,000       208,177       277,569       346,961       416,353
    900,000       234,427       312,569       390,711       468,853
  1,000,000       260,677       347,569       434,461       521,353
  1,100,000       286,927       382,569       478,211       573,853
  1,200,000       313,177       417,569       521,961       626,353
  1,300,000       339,427       452,569       565,711       678,853
  1,400,000       365,677       487,569       609,461       731,353
  1,500,000       391,927       522,569       653,211       783,853
  1,600,000       418,177       557,569       696,961       836,353
  1,700,000       444,427       592,569       740,711       888,853
  1,800,000       470,677       627,569       784,461       941,353
  1,900,000       496,927       662,569       828,211       993,853
  2,000,000       523,177       697,569       871,961     1,046,353
  2,100,000       549,427       732,569       915,711     1,098,853
  2,200,000       575,677       767,569       959,461     1,151,353
  2,300,000       601,927       802,569     1,003,211     1,203,853
  2,400,000       628,177       837,569     1,046,961     1,256,353
  2,500,000       654,427       872,569     1,090,711     1,308,853
  2,600,000       680,677       907,569     1,134,461     1,361,353
  2,700,000       706,927       942,569     1,178,211     1,413,853
  2,800,000       733,177       977,569     1,221,961     1,466,353
  2,900,000       759,427     1,012,569     1,265,711     1,518,853

---------------
1 The Internal Revenue Code (Code), and the Employee Retirement Income Security
  Act (ERISA), limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Code and ERISA, the Corporation has a supplemental plan which authorizes the payment of benefits calculated under provisions of the retirement plan which may be above the limits permitted under the Code and ERISA for those executives entitled to participate in the supplemental plan.

2 Benefits are computed on a single-life annuity basis. Such benefits reflect a reduction to recognize some of the Social Security benefits to be received by the employee. The amounts set forth are before any adjustment for joint and survivorship provisions, which would reduce the amounts shown in the table.

3 The number of credited years of service for Messrs. Teets, Lemon, Martin, Patti, and Rittmaster, are 23, 25, 17, 27, and 15, respectively. Mr. Rittmaster's estimated retirement benefit is $40,000. Due to the nature of Mr. Rittmaster's incentive plan, as defined in his employment agreement, annual bonus is not included in the calculation of his pension, nor does he participate in the Supplemental Pension Plan.

4 The Corporation's Retirement Income Plan limits the years of service credited for purposes of calculating benefits to a maximum of 30 years. Its Supplemental Pension Plan contains similar limits and further provides that pension benefits set forth in this column will be payable to designated executive officers who have completed twenty or more years of service, and attained age 55, including Messrs. Teets and Lemon.

                      ------------------------------------

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

     This report was prepared by the Executive Compensation Committee of the Board of Directors. Under the Committee's direction, the Corporation has implemented an executive compensation strategy designed to enhance profitability and stockholder value. This strategy has served the stockholders of the Corporation for many years by motivating and rewarding executives for achieving the Corporation's goals.

EXECUTIVE COMPENSATION STRATEGY

     The Corporation's primary executive compensation strategy is to closely align the financial interests of senior managers with those of the stockholders. Specific objectives of executive compensation are:

     - To maximize stockholder value.

     - To attract and retain highly effective executive talent.

     - To motivate executives to achieve the Corporation's key business goals.

     - To put a significant amount of pay at risk in keeping with the Corporation's pay-for-performance objective.

     - To encourage ownership of the Corporation's common stock.

     To support these objectives, a significant portion of executive compensation is tied to achieving specific business goals that favorably impact the Corporation's stock price.

MANAGING COMPENSATION

     Each year the Committee conducts an in-depth review of the Corporation's executive compensation program. This review is based in part on a comprehensive study from a nationally recognized independent consulting firm. The consultant's report assesses the effectiveness of the compensation program in achieving the strategy and objectives established by the Committee. In addition, it provides a comparison relative to practices and costs typical among a group of 16 companies in comparable industries among which the Corporation competes for executive talent. These comparator companies are the same as the 16 consumer products companies used in the "Stockholder Return Performance Graph" shown on page 23 (Consumer Index).

     Last year's index consisted of the S&P 500 Stock Index companies and an index consisting of the ten S&P 500 Stock Index companies which rank closest to the Corporation's market capitalization (Size Comparable Index) shown on page
24. The Size Comparable Index was previously used in the line graph comparison because the Corporation was in the process of restructuring its lines of business to concentrate on consumer products and targeted services, and believed comparison with a selected group of consumer products companies and services companies would not be meaningful. However, since the restructuring was essentially completed in 1994, an index of consumer products companies is believed now appropriate.

     The compensation program for the Corporation's executive officers for 1994 was focused on performance based criteria and was designed by reference to target compensation packages of executive officers at approximately the 75th percentile of the comparator companies, but such level of compensation would be earned only if aggressive performance criteria are achieved.

     The preceding Summary Compensation Table shows the overall levels of incentive compensation and the year-to-year variations which indicate the strong relationship between incentive compensation and performance.

COMPONENTS OF COMPENSATION

     Total compensation for the Corporation's executive officers includes:

     -  Base salary

     -  Annual and long-term incentives

     -  Benefits

     -  Perquisites

     A significant amount of compensation is tied to the attainment of corporate or subsidiary performance goals. For example, annual and long-term incentives at target comprise approximately 70% of the aggregate compensation package of executive officers. The Committee believes this reinforces the pay-for-performance commitment and encourages executive officers to focus on adding value to the Corporation.

     The Committee has directed management to take reasonable action necessary to maximize the tax deductibility of executive compensation under the provisions of Section 162(m) of the Internal Revenue Code.

BASE SALARY

     Each year the Committee evaluates the named executive officers' salaries based on performance during the prior period and competitive surveys of the Corporation's comparator companies provided by the Corporation's compensation consultants. Performance factors considered for the named executive officers, excluding Mr. Teets, are various aspects of personal qualities, communication skills, management leadership skills, strategic orientation and commitment to competitive advantage, with both objective and subjective judgments being made in the annual performance appraisal process. These executive officers received an average 4.6% increase in base salary.

     In Mr. Teets' case the Committee considered his employment agreement which requires an annual salary review but does not mandate any specific increase of salary, and increased his annual base salary, effective September 1, 1994, to $1.223 million, an increase of 3.0% over the prior period, reflecting an adjustment for an increase in the cost-of-living. In the case of the other named executive officers, their salaries were targeted at the 75th percentile of the salaries of comparable executives at the Corporation's comparator companies, and for 1994 such officers received increases maintaining them at this level.

ANNUAL INCENTIVES

     Executives are eligible for an annual bonus based on achieving corporate and business unit performance targets established each year. Performance targets are set by the Committee at the beginning of the performance period. The awards reflect the extent to which targets for the following goals are approached or exceeded:

     - Corporate level: Return on equity (weighted at 50%) and earnings per share from continuing operations (weighted at 50%).

     - Operating company level: Return on equity (weighted at 50%) and net income (weighted at 50% but subject to up to 10% upward or downward adjustment depending on achievement of a cash flow measure).

     Individual target bonuses range from 10% to 60% of the executive's base salary, depending on the level of responsibility. Actual awards at the corporate level range from 0% to 170% of target, depending on achievement of corporate goals. Actual awards at the operating company level range from 0% to a maximum of 178.5% of target, depending on achievement of operating company goals and discretionary adjustment based on individual performance.

     For 1994, Mr. Teets earned an annual bonus of $1.144 million. The bonuses for Messrs. Teets and Lemon were based on the Corporation exceeding applicable return on equity and income targets. The bonuses for the other executive officers were based on exceeding return on equity, income and cash flow targets for their respective units.

LONG-TERM INCENTIVES

     To accomplish the objectives of the executive compensation program and to discourage short-term actions inconsistent with longer-term improvement, the long-term incentive plans are designed to reward measurable performance and to build stock ownership among executive officers. Three long-term incentive vehicles (performance units, stock options, and performance stock) are utilized to achieve the Corporation's objectives.

     The Performance Unit Incentive Plan is intended to focus participants on the long-term interests of stockholders by tying incentive payments not only to the achievement of financial measures but also to common stock performance. At the corporate level, goals are based on earnings per share and return on equity. For the operating companies, the goals are generally based on growth in operating income or net income, and return on equity. The plan is offered to a limited group of key executives, including four of the named Executive Officers whose compensation is detailed above.

     Awards are paid if, at the end of a two-to-five-year performance period, specific financial targets are met. Targets are set by the Committee at the beginning of the performance period.

     Performance unit grants are based on the Corporation's Common Stock price on the date of the grant and a multiple of salary determined by an independent consulting firm to reflect competitive practice of the comparator companies. Participant awards can be earned depending on the degree of achievement of two financial goals based on a matrix of 0% to 200% of the number of award units originally granted. Award payments depend on the stock price during the month following the performance period. Such maximum amount of award units will be earned if the maximum earnings and return on equity targets for the performance period are met or exceeded. Proportionately fewer units are earned for less than maximum results. If average annual income or return on equity are below the threshold levels, no units are earned.

     After the end of the 1992-1994 performance period, Mr. Teets earned a long-term bonus of $1.847 million under this Plan. This long-term bonus for Mr. Teets and the long-term bonuses of the other executive officers were based on exceeding the earnings per share or income and return on equity targets for the three-year performance period.

     The Stock Incentive Plan provides a long-term incentive for a broader group of key employees.

     Stock options encourage and reward effective management that results in long-term financial success. Stock Options may not be re-priced under the terms of the option plans. In 1994 stock options were granted for 10 years with an exercise price at fair market value on the date of grant. Half the number of options granted can be exercised after one year and the other half after two years. Stock option grants are a part of the named executive officers' total compensation package, and the amounts granted are based on multiples of salaries based on competitive practices of the Corporation's comparator companies.

     Also in 1994, under the Stock Incentive Plan, the Committee awarded certain executive officers performance based stock for the purposes of focusing management's attention on value creation as measured by returns to stockholders; retaining the management team; and building stock ownership by executive officers in the Corporation's Common Stock. The stock awarded would be earned only if total stockholder return performance targets are met or exceeded, relative to the two stock indices shown on the performance graph below: the S&P 500 Stock Index and the Corporation's Consumer Products Comparable Index.

     In 1994, Mr. Teets received options to purchase 150,000 shares with an exercise price of $23.00 per share, and including the 1994 grant, at year end he held options to purchase 1,327,156 shares. In 1994 Mr. Teets also received a grant of performance based stock in the amount of 50,000 shares. He now owns 703,236 shares of the Corporation's Common Stock, including 101,600 shares of performance based stock which will not be earned by Mr. Teets unless the performance targets are met.

     In determining the amounts of option grants and performance based stock awards, the Committee considered the amounts of options and restricted stock outstanding or previously granted to each named executive officer. It also considered information on competitive practice in the comparator group in determining the amount of option grants and performance based stock awards made in 1994.

     Guidelines have been adopted encouraging officers and key executives to own a dollar amount equal to a multiple of their base pay of the Corporation's Common Stock, which is at risk in the market and not simply held under option. These multiples range from one and one-half to five times base pay, depending on the level of compensation of individuals within the group.

CONCLUSION

     The Committee believes that the 1994 grants of stock options and performance based stock, and short and long-term cash incentive plans have successfully focused the Corporation's senior management on building profitability and stockholder value. The grants are competitive with those offered at comparator companies. Through these programs, a significant portion of the Corporation's executive compensation is linked directly to individual and corporate performance and to stock price performance.

     In 1994, as in previous years, the overwhelming majority of the Corporation's executive compensation was at risk. The Committee intends to continue to link executive compensation to corporate performance and stockholder return.

                                       EXECUTIVE COMPENSATION COMMITTEE

                                       Dennis C. Stanfill, Chairman
                                       Judith K. Hofer
                                       Jack F. Reichert

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing, for the five-year period ended December 31, 1994, the yearly percentage change in the cumulative total stockholder return on the Corporation's Common Stock against the cumulative total return of the Standard & Poor's Composite-500 Stock Index and an index consisting of 16 consumer products companies.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


MEASUREMENT PERIOD                                        CONSUMER
(FISCAL YEAR COVERED)             DIAL       S&P 500     COMPARATORS*
1989                              100.0     100.0        100.0
1990                               81.0      96.9        115.9
1991                              156.4     126.3        152.8
1992                              191.6     135.9        166.7
1993                              189.3     149.4        172.8
1994                              204.9     151.6        181.7

     *Includes: Anheuser-Busch Companies, Inc., CPC International, Inc., The Clorox Company, Colgate-Palmolive Company, General Mills, Inc., The Gillette Company, Marriott Corporation, Minnesota Mining and Manufacturing Company, PepsiCo., Inc., Premark International, Inc., The Procter & Gamble Company, Quaker Oats Company, Ralston Purina Company, Sara Lee Corporation, Unilever United States, Inc., and Whitman Corporation.

     Last year's index consisted of the S&P Composite-500 Stock Index companies (500 Stock Index) and an index consisting of the ten 500 Stock Index companies which rank closest to the Corporation's market capitalization (Size Comparable Index), and a line graph showing these companies is set forth below for comparison purposes. The Size Comparable Index was previously used because an index of consumer products companies was not meaningful as the Corporation was restructuring and in transition during the past six-year period. However, now that the transition essentially has been completed, the Consumer Index is believed appropriate.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


MEASUREMENT PERIOD                                     SIZE
(FISCAL YEAR COVERED)       DIAL      S&P 500       COMPARABLES
1989                        100.0      100.0           100.0
1990                         81.0       96.9            70.1
1991                        156.4      126.3           100.1
1992                        191.6      135.9           112.2
1993                        189.3      149.5           119.7
1994                        204.9      151.6           122.9

     *Includes: Ahmanson (HF) & Co., Avery Dennison Corp., Bethlehem Steel Corp, Cooper Tire & Rubber Company, Lotus Development Corp., Pep Boys, Pet Inc., Rite Aid Corp., Shawmut National Corp., and Tandem Computers, Inc.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The following resolution concerning the appointment of independent public accountants will be offered at the meeting:

     RESOLVED, that the appointment of Deloitte & Touche LLP to audit the accounts of the Corporation and its subsidiaries for the fiscal year 1995 is hereby ratified and approved.

     Deloitte & Touche LLP has audited the accounts of the Corporation and its subsidiaries for many years and has been appointed by the Board of Directors of the Corporation upon the recommendation of the Corporation's Audit Committee as the Corporation's independent public accountants for 1995. It is expected that a representative of Deloitte & Touche LLP will attend the meeting, respond to appropriate questions, and be afforded the opportunity to make a statement.

     Members of the Audit Committee of the Board of Directors, none of whom are employees of the Corporation, are Jess Hay, Chairman, Joe T. Ford, Linda Johnson Rice, and A. Thomas Young. John W. Teets, Chairman, President and Chief Executive Officer, attends the committee meetings ex officio.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1995.

           SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER INFORMATION

     From time to time stockholders present proposals which may be proper subjects for inclusion in the Proxy Statement and form of proxy for consideration at the Annual Meeting of Stockholders. To be considered, proposals must be submitted on a timely basis. Proposals for the 1996 Annual Meeting of Stockholders must be received by the Corporation no later than December 3, 1995. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Corporation.

     A COPY OF THE CORPORATION'S 1994 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY STOCKHOLDERS UPON WRITTEN REQUEST TO SHIRLEY HOLDER, DIAL TOWER, PHOENIX, ARIZONA 85077-1424.

     In the event a stockholder wishes to propose a candidate for consideration by the Nominating Committee as a possible nominee for election as a director, or wishes to propose any other matter for consideration at the stockholder meeting, other than proposals covered by the first paragraph of this section, written notice of such stockholder's intent to make such nomination or request such other action must be given to the Secretary of the Corporation, The Dial Corp, Dial Tower, Phoenix, Arizona 85077-2427 pursuant to certain procedures set out in the Corporation's Bylaws, a copy of which is available upon request from the Secretary of the Corporation. The chairman of the stockholder meeting may refuse to acknowledge the nomination of any person or the request for such other action not made in compliance with the foregoing procedure.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be brought before the meeting. If any other business should properly come before the meeting, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

                                          By Order of the Board of Directors

                                                 FREDERICK G. EMERSON
                                             Vice President and Secretary

                                                     THE DIAL CORP
                                                     ------------


                                          --------------------------------------


                                                        NOTICE OF
                                                      ANNUAL MEETING
                                                           AND
                                                     PROXY STATEMENT


                                          --------------------------------------



                                              ANNUAL MEETING OF STOCKHOLDERS
                                                       MAY 9, 1995

                   FACE OF GREEN, IVORY AND BLUE PROXY CARD


The Board of Directors recomends a vote FOR:
1.  Election of directors whose terms expire in 1998:

__ FOR all nominees listed below       __ WITHOLD AUTHORITY to vote for all
                                          nominees listed below
(except as marked to the contrary below)

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

Joe T. Ford        Jess Hay       Linda Johnson Rice      A. Thomas Young

2. ___ FOR  ___ AGAINST  ___ ABSTAIN  Ratification of appointment of Deloitte
                                      & Touche LLP as independent public
                                      accountants for 1995

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


________________________________________________________________________________
SIGNATURE(S)  (Please mark, sign, date and return this card promptly.)      DATE

Please sign exactly as name appears on your account. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                   BACK OF GREEN, IVORY AND BLUE PROXY CARD

PROXY

                                THE DIAL CORP
                                ------------
                   DIAL TOWER, PHOENIX, ARIZONA  85077-1424
                 [ ADDRESS IS ON GREEN AND IVORY CARDS ONLY ]

   The undersigned hereby appoints Jack F. Reichert, Dennis C. Stanfill and John W. Teets, and each of them, to have all the powers hereunder, including full power of substitution, as Proxies for the undersigned to vote at the Annual Meeting of Stockholders of The Dial Corp to be held on Tuesday, May 9, 1995 and at any adjournment or adjournments thereof, all shares of stock which the undersigned is entitled to vote, with all voting rights the undersigned would have if personally present.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
VOTED FOR PROPOSALS 1 AND 2.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



             PLEASE COMPLETE, SIGN, AND DATE ON THE REVERSE SIDE
                 AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE